UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
IPC HOLDINGS, LTD.

(Name of Registrant as Specified in its Charter)
VALIDUS HOLDINGS, LTD.
VALIDUS LTD.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
1.)	Title of each class of securities to which transaction applies:

2.)	Aggregate number of securities to which transaction applies:

3.)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Validus Holdings, Ltd. Bermuda Commercial Bank Building 19 Par-la-Ville Road Hamilton, HM 11 Bermuda
Mailing Address: Suite 1790 48 Par-la-Ville Road Hamilton, HM 11 Bermuda
Telephone: (441) 278-9000 Facsimile: (441) 278-9090 Website: www.validusre.bm

June 2, 2009

DON’T BE FOOLED OR THREATENED INTO ACCEPTING A BAD DEAL WITH MAX!

PRESERVE YOUR RIGHT TO RECEIVE THE GREATER VALUE PROVIDED BY VALIDUS’
SUPERIOR OFFER BY VOTING AGAINST THE PROPOSED MAX AMALGAMATION
ON YOUR GOLD PROXY CARD TODAY

Dear IPC Shareholder,

IPC’s shareholders’ meeting is on June 12th — there is not much time left to have your voice heard. We urge you to preserve your right to receive the greater value provided by Validus’ superior offer by voting AGAINST the proposed Max Amalgamation.

IPC and Max continue to hide the facts about Validus’ superior offer:

FACT: VALIDUS’ OFFER PROVIDES A 14.4% PREMIUM TO IPC’S CURRENT MARKET PRICE,1 INCLUDING $3.00 CASH PER IPC SHARE

The Max Amalgamation provides IPC shareholders with NO cash, NO consideration and exposes IPC shareholders to Max’s risky investment portfolio, which will represent 37.6% of pro forma shareholders’ equity.2 In addition to providing a premium to the market price of your shares, the Validus transaction provides substantially equivalent diluted book value per share without exposing IPC shareholders to Max’s risky investments.3

FACT: VALIDUS HAS A CLEAR PATH TO COMPLETE A TIMELY ACQUISITION OF IPC WITH OR WITHOUT THE IPC BOARD’S SUPPORT

Contrary to IPC’s empty threats that its shareholders face a choice between the Max deal and no transaction, Validus has a clear path to complete a timely acquisition of IPC. In fact, based on the decision of the Supreme Court of Bermuda on Friday, May 29th, Validus will be able to pursue a Scheme of Arrangement to acquire IPC if IPC shareholders REJECT the proposed Max Amalgamation. In addition, Validus can close on its acquisition of IPC as early as June 26th through its Exchange Offer if its conditions are satisfied.

FACT: VALIDUS’ OFFER PROVIDES IPC WITH PROFITABLE DIVERSIFICATION

Both Validus and Max would provide IPC with approximately $1 billion in diverse, non-catastrophe business,4 but Validus’ business lines are far more profitable. In fact, the Max transaction would “diversify” IPC and its shareholders into businesses which did not generate any underwriting profits in the 2008 accident year.

1 Based on closing stock prices for Validus and IPC on June 1, 2009. Under the terms of the Validus offer, IPC shareholders would receive $3.00 in cash and 1.1234 Validus voting common shares for each IPC common share.
2 Source: Max and IPC Form 10-Ks for fiscal year ended December 31, 2008; pro forma for Max/IPC is as per Max/IPC Form DEFM14A filed May 7, 2009.
3 Pro forma diluted book value per share per IPC share equivalent at March 31, 2009 is $31.73 for the Max/IPC amalgamation and $31.03 for the Validus/IPC transaction, as set forth in the IPC Schedule 14d-9 dated May 21, 2009.
4 Based on 2008 non-catastrophe P&C insurance gross premiums written.

REJECT THE MAX AMALGAMATION: VOTE YOUR GOLD PROXY CARD TODAY

If your IPC shares are held in your own name, please vote “AGAINST” Proposal #8, which is seeking your approval for the issuance of IPC shares in connection with the proposed Max Amalgamation by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. This preserves your right to receive the benefits of Validus’ superior offer.

We urge you not to return any white proxy card you may receive from IPC or otherwise authorize a proxy to vote your shares for the proposed Max Amalgamation. If you have already returned a white proxy card to IPC or otherwise authorized a proxy to vote your shares for the proposed Max Amalgamation, it is not too late to change your vote. To revoke your prior proxy and change your vote, simply sign and date the enclosed GOLD proxy card and return it in the postage-paid envelope provided. Remember, only your latest dated proxy will be counted. If you were an IPC holder on the April 28th record date, you can still vote even if you have since sold your shares.

Georgeson Inc. is assisting Validus with its efforts to solicit proxies. If you have any questions about voting your IPC shares, please call Georgeson Inc. toll-free at (888) 274-5119 (banks and brokerage firms should call (212) 440-9800), or email validusIPC@georgeson.com.

For the latest copies of the transaction documents, proxy materials and an investor presentation detailing the benefits of Validus’ superior offer, please visit www.ValidusTransaction.com.

Your vote is extremely important, regardless of how many or how few shares you own. To ensure your vote is counted, submit your vote on the GOLD proxy card today so we receive it on or before June 12, 2009.

We thank you for your consideration and support.

Sincerely,

Edward J. Noonan
Chairman and Chief Executive Officer
Validus Holdings, Ltd.

Cautionary Note Regarding Forward-Looking Statements

This letter may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, those set forth in the proxy statements and registration statement that Validus has filed with the Securities and Exchange Commission (“SEC”) relating to its proposed acquisition of IPC, and should be read in conjunction with the cautionary statements and risk factors included in our most recent reports on Form 10-K and Form 10-Q and the risk factors included in IPC’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the SEC. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information about the Proposed Acquisition and Where to Find It:

This letter is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, IPC common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the letter of transmittal and related documents and as amended and supplemented from time to time) that Validus has filed or may file with the SEC. In addition, this letter is not a substitute for the proxy statements that Validus has filed or may file with the SEC or any other documents which Validus may send to its or IPC’s shareholders in connection with the proposed acquisition.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS AND THE PROXY STATEMENTS IN CONNECTION WITH THE PROPOSED ACQUISITION AND ANY OTHER PROXY STATEMENTS OR RELEVANT DOCUMENTS THAT VALIDUS HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Senior Vice President, at +1-441-278-9000.

Participants in the Solicitation:

Validus and certain of its executive officers are deemed to be participants in any solicitation of shareholders in connection with the proposed acquisition. Information about Validus’ executive officers is available in Validus’ proxy statement, dated March 25, 2009 for its 2009 annual general meeting of shareholders.

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